Exhibit 10.54

December 16, 2010

American Assets, Inc.

11455 El Camino, Suite #200

San Diego, CA 92130

Re:	Fees and Expenses of Proposed Formation Transactions and Public Offering

Gentlemen:

Reference is made to the proposed underwritten initial public offering (the “Public Offering”) of the common stock of American Assets Trust, Inc. (the “Company”). It is proposed that the Company operate as a real estate investment trust within the meaning of Section 856 of the Internal Revenue Code of 1986, as amended.

In connection with the Public Offering, the current owners of the various entities and related affiliates (collectively, the “Property Entities”) that own interests in the properties specified on Exhibit A (each a “Property” and collectively the “Properties”) have (1) entered into contribution agreements pursuant to which they will contribute their interests in the Property Entities to the Company or the Company’s operating partnership subsidiary, American Assets Trust, L.P., (the “Operating Partnership”), or its subsidiaries, or (2) caused the Property Entities to enter into merger agreements pursuant to which the Property Entities will merge with and into the Company, the Operating Partnership or certain of their subsidiaries (or, in the case of reverse mergers, certain subsidiaries of the Operating Partnership will merge with and into such Property Entities), in each case substantially concurrently with the completion of the Public Offering, in exchange for common stock of the Company, units of limited partnership interest in the Operating Partnership or cash (the “Formation Transactions”).

In connection with the Formation Transactions, the proposed Public Offering and any other related transactions in connection with the Formation Transactions and the Public Offering (including, without limitation, due diligence, formation of the Company and the Operating Partnership and other subsidiaries, employment, employee benefits and corporate governance arrangements, the preparation of a registration statement for filing with the U.S. Securities and Exchange Commission, and loan assumptions and other required third party consents), American Assets, Inc. (directly or through affiliates), has incurred and will incur organizational, legal, accounting and other similar fees and expenses including, but not limited to, attorneys’ and accountants’ fees and expenses, bankers’ and underwriters’ fees and expenses, appraisal fees and expenses, expert fees and expenses, market study costs, filing fees related to the Public Offering, consent fees and expenses, fees and expenses related to loan assumptions and other required third party consents and costs and expenses of formation of the Company and the Operating Partnership and their respective subsidiaries (the “Transaction Costs”) on behalf of both itself and the Property Entities and on behalf of the Company and the Operating Partnership.

Upon consummation of the Public Offering, the Company agrees to pay to American Assets, Inc. or its designee, promptly upon request and by wire transfer of immediately available funds, all reasonable, documented Transaction Costs incurred by American Assets, Inc. or any of its affiliates in connection with or related to the Formation Transactions and the proposed Public Offering and any other related transactions in connection with the Formation Transactions and the Public Offering.

For all purposes hereof, neither American Assets, Inc., the Company, the Operating Partnership nor any Property Entity nor any of their respective affiliates shall be deemed an agent, lawyer, employee, representative, joint venturer or fiduciary of any other person or any other party, nor shall this letter agreement or any activity or any transaction contemplated hereby, or any commission or omission by any party, be deemed to create any partnership, joint venture, agency or employment between the parties or among their affiliates.

This letter agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes conflicting provisions set forth in all other prior agreements, understandings, representations and communications, both written and oral, as the case may be. Any amendment hereto shall be in writing and signed by all parties hereto. No waiver or modification of any provisions of this letter agreement shall be valid unless in writing and signed by the party against whom enforcement is sought. This letter agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument, and shall be governed by the internal laws of the State of California, without regard to the choice of laws provisions thereof.

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If you are in agreement with the terms set forth above, please so indicate by signing below and returning the executed letter to:

American Assets, Inc.

11455 El Camino, Suite #200

San Diego, CA 92130

Thank you for your consideration.

Very truly yours,

American Assets, Inc.

By:	/s/ Ernest Rady
Ernest Rady, President

Acknowledged and Agreed By:

AMERICAN ASSETS TRUST, INC.,
a Maryland corporation

	By:	/s/ John W. Chamberlain
	Name:	John W. Chamberlain
	Title:	President

AMERICAN ASSETS TRUST, L.P.,
a Maryland limited partnership

By:	AMERICAN ASSETS TRUST, INC.,
a Maryland corporation

Its:	General Partner

	By:	/s/ John W. Chamberlain
	Name:	John W. Chamberlain
	Title:	President

Exhibit A

CARMEL COUNTRY PLAZA

CARMEL MOUNTAIN PLAZA

SOUTH BAY MARKET PLACE

RANCHO CARMEL PLAZA

LOMAS SANTA FE PLAZA

SOLANA BEACH TOWNE CENTRE

DEL MONTE CENTER

THE SHOPS AT KALAKAUA

WAIKELE CENTER

ALAMO QUARRY

TORREY RESERVE CAMPUS

SOLANA BEACH CORPORATE CENTER

VALENCIA CORPORATE CENTRE

160 KING STREET

THE LANDMARK AT ONE MARKET

WAIKIKI BEACH WALK

LOMA PALISADES

IMPERIAL BEACH GARDENS

MARINER’S POINT

SANTA FE PARK RV RESORT